UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2022

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

This Amendment No. 1 on Form 8-K/A (the “Amended 8-K”) is being filed as an amendment to the Current Report on Form 8-K filed by HarborOne Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 20, 2022 (the “Original 8-K”). The purpose of this Amended 8-K is to disclose the Company’s decision regarding how frequently it will conduct future shareholder non-binding advisory votes to approve the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at the Company’s Annual Meeting of Shareholders held on May 18, 2022, a majority of the Company’s shareholders that voted on the matter indicated a preference to hold, on a non-binding advisory basis, the Company’s future non-binding advisory votes on executive compensation (“say on pay”) once every year. In accordance with the recommendation of the Board of Directors of the Company (the “Board”) as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2022 and consistent with the shareholder voting results, the Board has determined that the say on pay vote will be conducted once every year, until the next shareholder vote on say on pay frequency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

3

HARBORONE BANCORP, INC.

	By:	/s/ Linda H. Simmons

	Name:	Linda H. Simmons
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 29, 2022